                     SECURITIES AND EXCHANGE COMMISSION

                           WASHINGTON, D.C.  20549


                                  FORM 8-K


                               CURRENT REPORT


                   Pursuant to Section 13 or 15(d) of the
                       Securities Exchange Act of 1934


                       Date of Report:  August 5, 1996
               Date of Earliest Event Reported:  July 31, 1996



                           TELE-COMMUNICATIONS, INC.
          ------------------------------------------------------------
            (Exact name of Registrant as specified in its charters)


                              State of Delaware
                      ---------------------------------
                 (State or other jurisdiction of incorporation)


        0-20421                                          84-1260157
- --------------------------                  ------------------------------------
(Commission File Number)                    (I.R.S. Employer Identification No.)


              5619 DTC Parkway
            Englewood, Colorado                                  80111
- ----------------------------------------             ---------------------------
(Address of principal executive offices)                      (Zip Code)


     Registrant's telephone number, including area code:  (303) 267-5500

Item 2.  Acquisition or Disposition of Assets.

         On July 31, 1996, pursuant to certain agreements entered into among TCI Communications, Inc. ("TCIC"), Tele-Communications, Inc. ("TCI"), Viacom International Inc. and Viacom, Inc. ("Viacom"), TCIC acquired all of the common stock of a subsidiary of Viacom ("VII Cable") which, at the time of such acquisition, owned Viacom's cable systems and related assets (the "VII Cable Acquisition").

         The transaction was structured as a tax-free reorganization in which VII Cable transferred all of its non-cable assets, as well as all of its liabilities other than current liabilities, to a new subsidiary of Viacom ("New Viacom Sub"). VII Cable also transferred to New Viacom Sub the proceeds (the "Loan Proceeds") of a $1.7 billion loan facility (the "Loan Facility") arranged by TCIC, TCI and VII Cable. Following these transfers, VII Cable retained cable assets with a value at closing of approximately $2.326 billion and the obligation to repay the Loan Proceeds borrowed under the Loan Facility. Neither Viacom nor New Viacom Sub has any obligation with respect to repayment of the Loan Proceeds.

         Prior to the consummation of the VII Cable Acquisition, Viacom offered to the holders of shares of Viacom Class A Common Stock and Viacom Class B Common Stock (collectively, "Viacom Common Stock") the opportunity to exchange (the "Exchange Offer") a portion of their shares of Viacom Common Stock for shares of Class A Common Stock, par value $100 per share, of VII Cable ("VII Cable Class A Stock"). Immediately following the completion of the Exchange Offer, TCIC acquired from VII Cable shares of VII Cable Class B Common Stock (the "Share Issuance") in exchange for $350 million (which was used to reduce VII Cable's obligations under the Loan Facility). At the time of the Share Issuance, the VII Cable Class A Stock received by Viacom stockholders pursuant to the Exchange Offer automatically converted into 5% Class A Senior Cumulative Exchangeable Preferred Stock (the "Exchangeable Preferred Stock") of VII Cable with a stated value of $100 per share (the "Stated Value"). The terms of the Exchangeable Preferred Stock, including its dividend, redemption and exchange features, were designed to cause the Exchangeable Preferred Stock, in the opinion of two investment banks, to initially trade at the Stated Value. The Exchangeable Preferred Stock is exchangeable, at the option of the holder commencing after the fifth anniversary of the date of issuance, for shares of Series A TCI Group common stock ("Parent Common Stock") at an initial exchange rate of 4.81 shares of Parent Common Stock for each Share of Exchangeable Preferred Stock exchanged. The Exchangeable Preferred Stock is subject to redemption redeemable, at the option of VII Cable, after the fifth anniversary of the date of issuance, initially at a redemption price of $102.50 per share and thereafter at prices declining ratably annually to $100 per share on and after the eighth anniversary of the date of issuance, plus accrued and unpaid dividends to the date of redemption. The Exchangeable Preferred Stock is also subject to mandatory redemption on the tenth anniversary of the date of issuance at a price equal to the Stated Value per share plus accrued and unpaid dividends. Amounts payable by VII Cable in satisfaction of its optional or mandatory redemption obligations with respect to the Exchangeable Preferred Stock may be made in cash or, at the election of VII Cable, in shares of Parent Common Stock, or in any combination of the foregoing.

         Historical financial statements of VII Cable for the three months ended March 31, 1996 and the year ended December 31, 1995 were previously filed under Item 7 of the Company's Current Report on Form 8-K dated June 19, 1996.

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits.

(a)    Financial Statements

               None.

(b)    Pro Forma Financial Information

       Tele-Communications, Inc. and Subsidiaries:

               Condensed Pro Forma Combined Balance Sheet,
                 March 31, 1996 (unaudited)
               Condensed Pro Forma Combined Statement of Operations,
                 Three months ended March 31, 1996 (unaudited)
               Condensed Pro Forma Combined Statement of Operations,
                 Year ended December 31, 1995 (unaudited)
               Notes to Condensed Pro Forma Combined Financial Statements,
                 March 31, 1996 (unaudited)

       "TCI Group"

               Condensed Pro Forma Combined Balance Sheet,
                 March 31, 1996 (unaudited)
               Condensed Pro Forma Combined Statement of Operations,
                 Three months ended March 31, 1996 (unaudited)
               Condensed Pro Forma Combined Statement of Operations,
                 Year ended December 31, 1995 (unaudited)
               Notes to Condensed Pro Forma Combined Financial Statements,
                 March 31, 1996 (unaudited)

(c)    Exhibits

       (2) Parents Agreement, dated as of July 24, 1995, among Viacom, Inc., Tele-Communications, Inc. and TCI Communications, Inc.
             Subscription Agreement, dated as of July 24, 1995, among Viacom
               International, Inc., Tele-Communications, Inc. and TCI Communications, Inc.
             Implementation Agreement, dated as of July 24, 1995, between Viacom
               International, Inc. and Viacom International Services, Inc.
                 Incorporated herein by reference to the Registrant's Current
                   Report on Form 8-K dated July 26, 1995.

                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



Date:    August 5, 1996



                                        TELE-COMMUNICATIONS, INC.
                                        (Registrant)



                                        By: /s/ Stephen M. Brett
                                           ----------------------------
                                            Stephen M. Brett
                                               Executive Vice President

                   TELE-COMMUNICATIONS, INC. AND SUBSIDIARIES

               Condensed Pro Forma Combined Financial Statements

                                 March 31, 1996
                                  (unaudited)



         The following unaudited condensed pro forma combined balance sheet of TCI, dated as of March 31, 1996, assumes that the VII Cable Acquisition (see note 1) and the proposed distribution (the "Distribution") by TCI to the holders of shares of the TCI Group common stock of all of the issued and outstanding common stock of TCI Satellite Entertainment, Inc. ("Satellite") (see note 2) had occurred as of such date.

         The following unaudited condensed pro forma combined statement of operations of TCI for the three months ended March 31, 1996 assumes that the VII Cable Acquisition and the Distribution had occurred as of January 1, 1995.

         The following unaudited condensed pro forma combined statement of operations of TCI for the year ended December 31, 1995 assumes that the VII Cable Acquisition, the Distribution and the acquisition of a 51% ownership interest in Cablevision S.A. and certain affiliated companies (collectively "Cablevision") (the "Cablevision Acquisition") (see note 3) had occurred as of January 1, 1995.

         The unaudited pro forma results do not purport to be indicative of the results of operations that would have been obtained if the VII Cable Acquisition, the Distribution and the Cablevision Acquisition had occurred as of January 1, 1995. These condensed pro forma combined financial statements of TCI should be read in conjunction with the historical financial statements and the related notes thereto of TCI.

                   TELE-COMMUNICATIONS, INC. AND SUBSIDIARIES

                   Condensed Pro Forma Combined Balance Sheet
                                  (unaudited)

                                                                              March 31, 1996
                                              ----------------------------------------------------------------------------------

                                                 TCI         VII Cable          Pro forma           Satellite            TCI
                                              Historical   Historical (1)     adjustments (1)    Distribution (2)     Pro forma
                                              ----------   --------------     ---------------    ----------------     ---------
                                                                                amounts in millions
Assets
- ------

Cash, receivables and other
   current assets                              $  1,063            18             1,700  (4)             (20)            1,061
                                                                                 (1,700) (5)

Note receivable from Satellite                       --            --                --                  642               642

Investment in affiliates and Turner
   Broadcasting System, Inc., and
   related receivables                            3,357            --                --                  (21)            3,336

Property and equipment, net of
   accumulated depreciation                       7,812           422                (3) (5)            (982)            7,249

Franchise costs, intangibles and
   other assets, net of amortization             14,776           625               (45) (5)              --            16,780
                                                                                  1,424  (6)
                                               --------         -----             -----                -----            ------
                                               $ 27,008         1,065             1,376                 (381)           29,068
                                               ========         =====             =====                =====            ======
Liabilities and Stockholders' Equity
- ------------------------------------

Payables and accruals                          $  2,078            80               (26) (5)            (463)            1,669

Debt                                             13,170            57               (57) (5)              --            14,870
                                                                                  1,700  (4)

Deferred income taxes                             4,787            62               --                   (10)            4,839

Other liabilities                                   195            11               (12) (5)              --               194
                                               --------         -----             -----                -----            ------

      Total liabilities                          20,230           210             1,605                 (473)           21,572
                                               --------         -----             -----                -----            ------

Minority interests                                  919            --               626  (7)              --             1,545

Redeemable preferred stock                          655            --                --                   --               655

Company-obligated mandatorily redeem-
   able preferred securities of subsidiary
   trust holding solely subordinated debt
   securities of TCIC                               508            --                --                   --               508

Stockholders' equity:
   Preferred Stock                                   --            --                --                   --                --
   Viacom equity investment                          --           855              (855) (8)              --                --
   TCI Group Series A common stock                  684            --                --                   --               684
   TCI Group Series B common stock                   85            --                --                   --                85
   Liberty Media Group Series A
      common stock                                  146            --                --                   --               146
   Liberty Media Group Series B
      common stock                                   21            --                --                   --                21
   Additional paid-in capital                     4,316            --                --                   92             4,408
   Cumulative foreign currency
      translation adjustment                        (16)           --                --                   --               (16)
   Unrealized holding gains for
      available-for sale securities                 314            --                --                   --               314
   Accumulated deficit                             (540)           --                --                   --              (540)
   Treasury stock                                  (314)           --                --                   --              (314)
                                                   ----         -----             -----                -----            ------
                                                  4,696           855              (855)                  92             4,788
                                                -------         -----             -----                -----            ------

                                                $27,008         1,065             1,376                 (381)           29,068
                                                =======         =====             =====                =====            ======

See accompanying notes to unaudited condensed pro forma combined financial statements.

                   TELE-COMMUNICATIONS, INC. AND SUBSIDIARIES

              Condensed Pro Forma Combined Statement of Operations
                                  (unaudited)


                                                                         Three months ended March 31, 1996
                                                 -------------------------------------------------------------------------------


                                                   TCI          VII Cable          Pro forma           Satellite           TCI
                                                Historical    Historical (1)     adjustments(1)     Distribution (2)    Pro forma
                                                ----------    --------------     --------------     ----------------    ---------
                                                                              amounts in millions
Revenue                                          $ 1,959            116                --                  (96)           1,979

Operating, cost of sales, selling,
   general and administrative
   expenses,compensation relating to
   stock appreciation rights                      (1,413)           (76)               --                   91           (1,398)

Depreciation and amortization                       (370)           (22)               (9) (9)              25             (376)
                                                 -------           ----              ----                 ----           ------

      Operating income                               176             18                (9)                  20              205

Interest expense                                    (261)           (12)              (19) (13)             --             (292)

Interest and dividend income                          10             --                --                   --               10

Share of losses of affiliates, net                   (62)            --                --                   --              (62)


Other income, net                                     18              2                (8) (14)             --               12
                                                 -------           ----              ----                 ----             ----

      Earnings (loss) before income
         taxes                                      (119)             8               (36)                  20             (127)

Income tax benefit (expense)                          33             (5)                8  (15)             (6)              30
                                                 -------           ----              ----                 ----             ----

         Net earnings (loss)                         (86)             3               (28)                  14              (97)

Dividend requirement on redeemable
   preferred stocks                                   (9)            --                --                   --               (9)
                                                 -------           ----              ----                -----            -----


      Net earnings (loss) attributable to
         common shareholders                     $   (95)             3               (28)                  14             (106)
                                                 =======           ====              ====                 ====            =====

Primary earnings (loss) attributable to
   common shareholders per common
   and common equivalent share:
      TCI Group Series A and Series B
         common stock                            $  (.17)                                                                  (.18)(16)
                                                 =======                                                                  =====
      Liberty Media Group Series A and
         Series B common stock                   $   .09                                                                    .09 (16)
                                                 =======                                                                  =====

See accompanying notes to unaudited condensed pro forma combined financial statements.

                   TELE-COMMUNICATIONS, INC. AND SUBSIDIARIES

              Condensed Pro Forma Combined Statement of Operations
                                  (unaudited)

                                                                       Year ended December 31, 1995
                                       ------------------------------------------------------------------------------------------

                                           TCI       VII Cable       Cablevision      Pro forma         Satellite         TCI
                                       Historical  Historical (1)  Historical (3) adjustments(1)(3)  Distribution (2)  Pro Forma
                                       ----------  --------------  -------------- -----------------  ----------------  ---------
                                                                            amounts in millions
Revenue                                    $ 6,851          442           52             (2)  (5)           (211)         7,132

Operating, cost of sales, selling,
   general and administrative expenses,
   compensation relating to stock
   appreciation rights and restructuring
   charges                                  (4,937)        (279)         (34)            --                  214         (5,036)

Depreciation and amortization               (1,372)         (82)          (2)           (45)  (9)             57         (1,444)
                                           -------      -------     --------          -----                -----         ------

      Operating income (loss)                  542           81           16            (47)                  60            652

Interest expense                            (1,010)         (48)          --             (3) (10)             --         (1,154)
                                                                                         (4) (11)
                                                                                         (5) (12)
                                                                                        (84) (13)

Interest and dividend income                    52           --           --             --                   --             52

Share of earnings (losses) of
   affiliates, net                            (193)          --           --             --                    9           (184)

Gains                                          337           --           --             --                   --            337

Other expense, net                             (19)          34           --            (27)  (5)             --            (43)
                                                                                        (31) (14)
                                          --------      -------     --------          -----                -----       --------

      Earnings (loss) before income
         taxes                                (291)          67           16           (201)                  69           (340)

Income tax benefit (expense)                   120          (33)          (5)            52  (15)(5)         (22)           112
                                          --------      -------     --------          -----                -----       --------

         Net earnings (loss)                  (171)          34           11           (149)                  47           (228)

Dividend requirement on redeemable
   preferred stocks                            (34)          --           --             --                   --            (34)
                                          --------      -------     --------          -----                -----       --------

      Net earnings (loss) attributable
         to common shareholders           $   (205)          34           11           (149)                  47           (262)
                                          ========      =======     ========          =====                =====       ========

Loss attributable to common
   shareholders per common share:
      TCI Class A and Class B common
         stock                            $   (.11)                                                                        (.17)(17)
                                          ========                                                                     ========
      TCI Group Series A and Series B
         common stock                     $   (.16)                                                                        (.18)(17)
                                          ========                                                                     ========
      Liberty Media Group Series A and
         Series B common stock            $   (.16)                                                                        (.16)(17)
                                          ========                                                                     ========

                   TELE-COMMUNICATIONS, INC. AND SUBSIDIARIES

              Condensed Pro Forma Combined Statement of Operations
                                  (unaudited)



(1) On July 31, 1996 pursuant to certain agreement entered into among TCIC, TCI, Viacom International Inc. and Viacom, TCIC acquired all of the common stock of VII Cable which, at the time of such acquisition, owned Viacom's cable systems and related assets.

         The transaction was structured as a tax-free reorganization in which VII Cable initially transferred all of its non-cable assets, as well as all of its liabilities other than current liabilities, to New Viacom Sub. VII Cable also transferred to New Viacom Sub the Loan Proceeds of the Loan Facility arranged by TCIC, TCI and VII Cable. Following these transfers, VII Cable retained cable assets with a value at closing of approximately $2.326 billion and the obligation to repay the Loan Proceeds borrowed under the Loan Facility. Neither Viacom nor New Viacom Sub has any obligation with respect to repayment of the Loan Proceeds.

         Prior to the consummation of the VII Cable Acquisition, Viacom offered to the holders of shares of Viacom Common Stock the opportunity to exchange a portion of their shares of Viacom Common Stock for shares of VII Cable Class A Stock. Immediately following the completion of the Exchange Offer, TCIC acquired from VII Cable shares of VII Cable Class B Common Stock in exchange for $350 million (which was used to reduce VII Cable's obligations under the Loan Facility). At the time of the Share Issuance, the VII Cable Class A Stock received by Viacom stockholders pursuant to the Exchange Offer automatically converted into the Exchangeable Preferred Stock of VII Cable with a stated value of $100 per share. The terms of the Exchangeable Preferred Stock, including its dividend, redemption and exchange features, were designed to cause the Exchangeable Preferred Stock, in the opinion of two investment banks, to initially trade at the Stated Value.

         The cost to acquire VII Cable was approximately $2.326 billion, consisting of the Loan Proceeds and the $626 million aggregate par value of the VII Cable Exchangeable Preferred Stock. The accompanying unaudited pro forma condensed combined statements of operations do not reflect potential cost savings attributable to (i) economics of scale which may be realized in connection with purchases of programming and equipment or (ii) consolidation of certain operating and administrative functions including the elimination of duplicative facilities and personnel.

(2) On June 19, 1996, TCI announced the Distribution by TCI to the holders of shares of the TCI Group common stock of all of the issued and outstanding common stock of Satellite. At the time of the Distribution, Satellite will be a Delaware corporation and a direct wholly owned subsidiary of TCI. The Distribution will be effected as a tax-free dividend to, and will not involve the payment of any consideration by, the holders of TCI Group common stock. Prior to the Distribution, TCI will cause to be transferred to Satellite, or one or more of Satellite's subsidiaries, certain assets and businesses (and the related liabilities) of the TCI Group constituting all of TCI's interests in the business of distributing multichannel programming services in the United States direct to the home via medium power or high power broadcast satellite, including the rental and sale of customer premises equipment relating thereto.

                                                                     (continued)

                   TELE-COMMUNICATIONS, INC. AND SUBSIDIARIES

           Notes to Condensed Pro Forma Combined Financial Statements



         In connection with the Distribution, it is anticipated that the intercompany balance owed by Satellite to TCIC will be converted into a note payable to TCIC the terms of which have not yet been determined. The accompanying pro forma financial statements reflect the assumed conversion of such intercompany balance as well as the elimination of the estimated assets, liabilities, revenue and expenses of Satellite. The intercompany balance is based upon historical amounts. However, it is expected that TCIC will continue to make capital expenditures on behalf of Satellite and, as such, the intercompany balance can be expected to increase through the date of the Distribution. The Satellite financial information is subject to adjustment upon the finalization of the historical financial statements of Satellite.

(3) On April 25, 1995, TCI consummated the Cablevision Acquisition for an aggregate purchase price of $286 million. The purchase price was paid with cash consideration of approximately $199 million (including a previously paid deposit of $20 million) and the Company's issuance of approximately $87 million in secured negotiable promissory notes payable (the "Cablevision Notes"). The Company has an option during the two year period ended April 25, 1997 to increase its ownership interest in Cablevision to 80% at a cost per subscriber similar to the initial purchase price. The exercise of such option has not been reflected in the accompanying condensed pro forma combined financial statements.

         All amounts presented with respect to Cablevision are stated in U.S. dollars. During the periods covered by the accompanying condensed pro forma financial statements, an exchange rate of one U.S. dollar to one Argentine peso was maintained by the Argentine government.

(4) Reflects the borrowing of the Loan Proceeds ($1.7 billion) under the Loan Facility. Scheduled maturities of the Loan through December 31, 2000 are assumed to be $300 million (1996), none (1997), $30 million
         (1998), $110 million (1999) and $135 million (2000).

(5) Reflects the conveyance to New Viacom Sub of the Loan Proceeds, existing bank debt of $57 million and certain other nonmaterial assets, liabilities and related results of operations of VII Cable, including for the year ended December 31, 1995, a pre-tax gain of $27 million from the sale of marketable securities and a provision for income taxes of $11 million.

                                                                     (continued)

                   TELE-COMMUNICATIONS, INC. AND SUBSIDIARIES

           Notes to Condensed Pro Forma Combined Financial Statements



(6) The cost to acquire VII Cable will be allocated to the assets and liabilities acquired according to their respective fair values, with any excess being treated as franchise costs. The valuations and other studies which will provide the basis for the allocation of the cost to acquire VII Cable have not yet been performed and, consequently, the purchase accounting adjustments made in connection with the development of the unaudited condensed pro forma combined financial statements are preliminary. The entire purchase price in excess of the book value of VII Cable's assets and liabilities has been attributed to franchise costs. The approximately $1.4 billion pro forma excess of unallocated acquisition costs as of March 31, 1996 is being amortized over 40 years at a rate of $36 million per year. To the extent that the excess purchase price over book value is allocated to property and equipment or other assets, including identifiable intangibles with lives of less than 40 years, depreciation and amortization will increase and, on an after-tax basis, net loss will increase. Although the Company cannot estimate the potential increase in depreciation nor amortization, it may be significant. The Company estimates the average useful life of property and equipment to be approximately 12.5 years. In addition, the Company does not believe that there are substantial intangible assets which will require amortization over periods less that 12.5 years. As a result, the Company does not believe that any allocation of purchase price to other assets should be expected to result in an amortization period less than 12.5 years. VII Cable has estimated, that for every $100 million allocated to property and equipment or to other assets including identifiable intangibles, and assuming an average life of
         12.5 years, depreciation and amortization would increase by $5.5 million per year over such 12.5 year period.

(7) Reflects the estimated aggregate par value of the VII Cable Exchangeable Preferred Stock.

(8)      Represents the elimination of VII Cable's historical equity.

(9) Represents depreciation and amortization of VII Cable's and Cablevision's allocated excess purchase prices based upon weighted average lives of 12-1/2 years for property and equipment for Cablevision and 40 years for franchise costs for VII Cable and 20 years for franchise costs for Cablevision.

(10) Represents assumed interest expense on the $87 million principal amount of the Cablevision Notes, calculated at an assumed interest rate of 10.0% per annum.

(11) Represents additional interest expense on assumed indebtedness of Cablevision. Such additional interest expense was not reflected in the historical financial statements of Cablevision as the related borrowings were not utilized to support the assets acquired by the Company. The pro forma adjustment assumes that Cablevision's April 25, 1995 borrowings ($77 million including capital lease obligations) were outstanding since January 1, 1995 and that such borrowings bore interest at 14.5% per annum.

(12) Represents assumed interest expense incurred by the Company on the borrowings of $179 million to pay the remaining cash portion of the Cablevision purchase price. Such interest expense was calculated at the Company's weighted average interest rate of 8.l% for the year ended December 31, 1995.


                                                                     (continued)

                   TELE-COMMUNICATIONS, INC. AND SUBSIDIARIES

           Notes to Condensed Pro Forma Combined Financial Statements



(13) Represents assumed additional interest expense (after taking into consideration interest expense reflected in the historical VII Cable operations) incurred by the Company on the borrowings of the Loan Proceeds. Solely for the purposes of this presentation, the Company has assumed an interest rate of 7.41% and 7.78% for the three months ended March 31, 1996 and for the year ended December 31, 1995, respectively, based upon historical interest rates adjusted for anticipated terms of the Loan Facility.

(14) Reflects an assumed 5.0% cumulative annual dividend on the $626 million of VII Cable Exchangeable Preferred Stock included in minority share of losses of consolidated subsidiaries.

(15) Reflects the estimated income tax effect of the pro forma adjustments. The effective income tax rate on a pro forma basis is adversely affected by the amortization of excess acquisition costs, which are assumed not to be deductible for tax purposes.

(16) Reflects loss per common share based upon 659.3 million weighted average shares and 164.8 million weighted average shares of TCI Group and Liberty Media Group, respectively, at March 31, 1996. Such amounts represent the weighted average shares disclosed in TCI's historical financial statements.

(17) Reflects loss per common share based upon 648.2 million weighted average shares, 656.4 million weighted average shares and 164.1 million weighted average shares of Tele-Communications, Inc. from January 1, 1995 through August 10, 1995, TCI Group from August 11, 1995 through December 31, 1995 and Liberty Media Group from August 11, 1995 through December 31, 1995, respectively. Such amounts represent TCI's weighted average shares, as disclosed in its historical financial statements.

                                  "TCI Group"

               Condensed Pro Forma Combined Financial Statements

                                 March 31, 1996
                                  (unaudited)



         The following unaudited condensed pro forma combined balance sheet of TCI Group, dated as of March 31, 1996, assumes that the VII Cable Acquisition (see note 1) and the Distribution (see note 2) had occurred as of such date.

         The following unaudited condensed pro forma combined statement of operations of TCI Group for the three months ended March 31, 1996 assumes that the VII Cable Acquisition and the Distribution had occurred as of January 1, 1995.

         The following unaudited condensed pro forma combined statement of operations of TCI Group for the year ended December 31, 1995 assumes that the VII Cable Acquisition, the Distribution and the Cablevision Acquisition (see note 3) had occurred as of January 1, 1995.

         The unaudited pro forma results do not purport to be indicative of the results of operations that would have been obtained if the VII Cable Acquisition, the Distribution and the Cablevision Acquisition had occurred as of January 1, 1995. These condensed pro forma combined financial statements of TCI Group should be read in conjunction with the historical financial statements and the related notes thereto of TCI Group.

                                  "TCI GROUP"

                   Condensed Pro Forma Combined Balance Sheet
                                  (unaudited)

                                                                           March 31, 1996
                                          --------------------------------------------------------------------------------------

                                           TCI Group      VII Cable           Pro forma          Satellite             TCI
                                          Historical    Historical (1)     adjustments(1)       Distribution (2)    Pro forma
                                          ----------    --------------     --------------       ------------        ---------
                                                                        amounts in millions

Assets
- ------

Cash, receivables and other
   current assets                           $   721             18           1,700  (4)               (20)               719
                                                                            (1,700) (5)

Note receivable from Satellite                   --             --              --                    642                642

Investment in affiliates and
   related receivables                        2,061             --              --                    (21)             2,040


Property and equipment, net of
   accumulated depreciation                   7,610            422              (3) (5)              (982)             7,047

Franchise costs, intangibles and
   other assets, net of amortization         14,060            625             (45) (5)                --             16,064
                                                                             1,424  (6)
                                            -------          -----           -----                 ------            -------
                                            $24,452          1,065           1,376                   (381)            26,512
                                            =======          =====           =====                 ======            =======
Liabilities and Stockholders' Equity
- ------------------------------------

Payables and accruals                       $ 1,727             80             (26) (5)              (463)             1,318

Debt                                         12,940             57             (57) (5)                --             14,640
                                                                             1,700  (4)

Deferred income taxes                         4,568             62              --                    (10)             4,620

Other liabilities                               179             11             (12) (5)                --                178
                                            -------          -----           -----                 ------            -------

      Total liabilities                      19,414            210           1,605                   (473)            20,756
                                            -------          -----           -----                  ------            ------

Minority interests                              827             --             626  (7)                --              1,453

Redeemable preferred stock                      655             --              --                     --                655

Company-obligated mandatorily
   redeemable preferred securities of
   subsidiary trust holding solely sub-
   ordinated debt securities of TCIC            508             --              --                     --                508

Stockholders' equity:
   Viacom equity investment                      --            855            (855) (8)                --                 --
   Combined equity                            3,046             --              --                     92              3,138
   Cumulative foreign currency
      translation adjustment                    (16)            --              --                     --                (16)
   Unrealized holding gains for
      available-for sale securities              28             --              --                     --                 28
   Due from Liberty Media Group                 (10)            --              --                     --                (10)
                                            -------          -----           ------                ------            -------
                                              3,048            855            (855)                    92              3,140
                                            -------          -----           -----                 ------            -------

                                            $24,452          1,065           1,376                   (381)            26,512
                                            =======          =====           =====                 ======            =======

  See accompanying notes to unaudited condensed pro forma combined financial statements.

                                  "TCI GROUP"

              Condensed Pro Forma Combined Statement of Operations
                                  (unaudited)

                                                                  Three months ended March 31, 1996
                                        -----------------------------------------------------------------------------------------

                                         TCI Group        VII Cable           Pro forma            Satellite              TCI
                                        Historical     Historical (1)      adjustments(1)       Distribution(2)        Pro forma
                                        ----------     --------------      --------------       ---------------        ---------
                                                                           amounts in millions
Revenue                                   $ 1,538              116                 --                   (96)            1,558

Operating, cost of sales, selling,
   general and administrative
   expenses and compensation
   relating to stock appreciation
   rights                                  (1,032)             (76)                --                    91            (1,017)

Depreciation and amortization                (352)             (22)                (9)  (9)              25              (358)
                                          -------             ----              -----                 -----            ------

      Operating income                        154               18                 (9)                   20               183

Interest expense                             (255)             (12)               (19) (13)              --              (286)

Interest and dividend income                    8               --                 --                    --                 8

Share of losses of affiliates, net            (70)              --                 --                    --               (70)

Gains                                           8               --                 --                    --                 8

Other income, net                               9                2                 (8) (14)              --                 3
                                          -------             ----              -----                 -----            ------

      Earnings (loss) before income
         taxes                               (146)               8                (36)                   20              (154)

Income tax benefit (expense)                   45               (5)                 8  (15)              (6)               42
                                          -------             ----              -----                 -----            ------

         Net earnings (loss)                 (101)               3                (28)                   14              (112)

Dividend requirement on
   redeemable preferred stocks                 (9)              --                 --                    --                (9)
                                          -------             ----              -----                 -----            ------

      Net earnings (loss) attributable
         to common shareholders           $  (110)               3                (28)                   14              (121)
                                          =======             ====              =====                 =====            ======

Loss attributable to common
   stockholders per common share          $  (.17)                                                                       (.18)(16)
                                          =======                                                                      ======


See accompanying notes to unaudited condensed pro forma combined financial statements.

                                  "TCI GROUP"

              Condensed Pro Forma Combined Statement of Operations
                                  (unaudited)

                                                                            Year ended December 31, 1995
                                       -----------------------------------------------------------------------------------------

                                         TCI Group      VII Cable     Cablevision     Pro forma            Satellite        TCI
                                         Historical  Historical (1) Historical (3) adjustments(1)(3) Distribution (2)  Pro Forma
                                         ----------  -------------- -------------- ---------------- ----------------  ---------
                                                                                amount in millions
Revenue                                     $ 5,384           442         52             (2)  (5)          (211)          5,665


Operating, selling, general and
   administrative expenses and
   compensation relating to stock
   appreciation rights                       (3,457)         (279)       (34)            --                 214          (3,556)

Depreciation and amortization                (1,274)          (82)        (2)           (45)  (9)            57          (1,346)
                                            -------        ------      -----         ------               -----         -------

      Operating income                          653            81         16            (47)                 60             763

Interest expense                               (993)          (48)        --             (3) (10)            --          (1,137)
                                                                                         (4) (11)
                                                                                         (5) (12)
                                                                                        (84) (13)

Interest and dividend income                     43            --         --             --                  --              43

Share of losses of affiliates, net             (178)           --         --             --                   9            (169)


Gains                                           339            --         --             --                  --             339

Other income (expense), net                     (45)           34         --            (27)  (5)            --             (69)
                                                                                        (31) (14)
                                            -------        ------      -----        -------               -----           -----

      Earnings (loss) before income
         taxes                                 (181)           67         16           (201)                 69            (230)

Income tax benefit (expense)                     66           (33)        (5)            52  (15)(5)        (22)             58
                                            -------        ------      -----        -------               -----           -----

      Earnings (loss) before losses of
         Liberty Media Group                   (115)           34         11           (149)                 47            (172)

Losses of Liberty Media Group                   (29)           --         --             --                  --             (29)
                                            -------        ------      -----        -------               -----           -----

         Net earnings (loss)                   (144)           34         11           (149)                 47            (201)

Dividend requirement on redeemable
   preferred stocks                             (34)           --         --             --                  --             (34)
                                            -------        ------      -----        -------               -----          ------

      Net earnings (loss) attributable
        to common shareholders              $  (178)           34         11           (149)                 47            (235)
                                            =======        ======      =====        =======               =====           =====


Loss attributable to common
   stockholders per common share               (.16)                                                                       (.18)(17)
                                            =======                                                                       =====

See accompanying notes to unaudited condensed pro forma combined financial statements.

                                  "TCI GROUP"

           Notes to Condensed Pro Forma Combined Financial Statements



                                 March 31, 1996
                                  (unaudited)


(1) On July 31, 1996, pursuant to certain agreements entered into among TCIC, TCI Viacom International Inc. and Viacom, TCIC acquired all of the common stock of VII Cable which, at the time of such acquisition, owned Viacom's cable systems and related assets.

         The transaction was structured as a tax-free reorganization in which VII Cable initially transferred all of its non-cable assets, as well as all of its liabilities other than current liabilities, to New Viacom Sub. VII Cable also transferred to New Viacom Sub the Loan Proceeds of the Loan Facility arranged by TCIC, TCI and VII Cable. Following these transfers, VII Cable retained cable assets with a value at closing of approximately $2.326 billion and the obligation to repay the Loan Proceeds borrowed under the Loan Facility. Neither Viacom nor New Viacom Sub has any obligation with respect to repayment of the Loan Proceeds.

         Prior to the consummation of the VII Cable Acquisition, Viacom offered to the holders of shares of Viacom Common Stock the opportunity to exchange a portion of their shares of Viacom Common Stock for shares of VII Cable Class A Stock. Immediately following the completion of the Exchange Offer, TCIC acquired from VII Cable shares of VII Cable Class B Common Stock in exchange for $350 million (which was used to reduce VII Cable's obligations under the Loan Facility). At the time of the Share Issuance, the VII Cable Class A Stock received by Viacom stockholders pursuant to the Exchange Offer automatically converted into the Exchangeable Preferred Stock of VII Cable with a stated value of $100 per share. The terms of the Exchangeable Preferred Stock, including its dividend, redemption and exchange features, were designed to cause the Exchangeable Preferred Stock, in the opinion of two investment banks, to initially trade at the Stated Value.

         The cost to acquire VII Cable was approximately $2.326 billion, consisting of the Loan Proceeds and the $626 million aggregate par value of the VII Cable Exchangeable Preferred Stock. The accompanying unaudited pro forma condensed combined statements of operations do not reflect potential cost savings attributable to (i) economics of scale which may be realized in connection with purchases of programming and equipment or (ii) consolidation of certain operating and administrative functions including the elimination of duplicative facilities and personnel.

(2) On June 19, 1996, TCI announced the Distribution by TCI to the holders of shares of the TCI Group common stock of all of the issued and outstanding common stock of Satellite. At the time of the Distribution, Satellite will be a Delaware corporation and a direct wholly owned subsidiary of TCI. The Distribution will be effected as a tax-free dividend to, and will not involve the payment of any consideration by, the holders of TCI Group common stock. Prior to the Distribution, TCI will cause to be transferred to Satellite, or one or more of Satellite's subsidiaries, certain assets and businesses (and the related liabilities) of the TCI Group constituting all of TCI's interests in the business of distributing multichannel programming services in the United States direct to the home via medium power or high power broadcast satellite, including the rental and sale of customer premises equipment relating thereto.

                                                                     (continued)

                                  "TCI GROUP"

           Notes to Condensed Pro Forma Combined Financial Statements



         In connection with the Distribution, it is anticipated that the intercompany balance owed by Satellite to TCIC will be converted into a note payable to TCIC the terms of which have not yet been determined. The accompanying pro forma financial statements reflect the assumed conversion of such intercompany balance as well as the elimination of the estimated assets, liabilities, revenue and expenses of Satellite. The intercompany balance is based upon historical amounts. However, it is expected that TCIC will continue to make capital expenditures on behalf of Satellite and, as such, the intercompany balance can be expected to increase through the date of the Distribution. The Satellite financial information is subject to adjustment upon the finalization of the historical financial statements of Satellite.

(3) On April 25, 1995, TCI Group consummated the Cablevision Acquisition for an aggregate purchase price of $286 million. The purchase price was paid with cash consideration of approximately $199 million (including a previously paid deposit of $20 million) and TCI Group's issuance of the Cablevision Notes. TCI Group has an option during the two year period ended April 25, 1997 to increase its ownership interest in Cablevision to 80% at a cost per subscriber similar to the initial purchase price. The exercise of such option has not been reflected in the accompanying condensed pro forma combined financial statements.

         All amounts presented with respect to Cablevision are stated in U.S. dollars. During the periods covered by the accompanying condensed pro forma financial statements, an exchange rate of one U.S. dollar to one Argentine peso was maintained by the Argentine government.

(4) Reflects the borrowing of the Loan Proceeds ($1.7 billion) under the Loan Facility. Scheduled maturities of the Loan through December 31, 2000 are assumed to be $300 million (1996), none (1997), $30 million
         (1998), $110 million (1999) and $135 million (2000).

(5) Reflects the conveyance to New Viacom Sub of the Loan Proceeds, existing bank debt of $57 million and certain other nonmaterial assets, liabilities and related results of operations of VII Cable, including for the year ended December 31, 1995, a pre-tax gain of $27 million from the sale of marketable securities and a provision for income taxes of $11 million.

                                                                     (continued)

                                  "TCI GROUP"

           Notes to Condensed Pro Forma Combined Financial Statements



(6) The cost to acquire VII Cable will be allocated to the assets and liabilities acquired according to their respective fair values, with any excess being treated as franchise costs. The valuations and other studies which will provide the basis for the allocation of the cost to acquire VII Cable have not yet been performed and, consequently, the purchase accounting adjustments made in connection with the development of the unaudited condensed pro forma combined financial statements are preliminary. The entire purchase price in excess of the book value of VII Cable's assets and liabilities has been attributed to franchise costs. The approximately $1.4 billion pro forma excess of unallocated acquisition costs as of March 31, 1996 is being amortized over 40 years at a rate of $36 million per year. To the extent that the excess purchase price over book value is allocated to property and equipment or other assets, including identifiable intangibles with lives of less than 40 years, depreciation and amortization will increase and, on an after-tax basis, net loss will increase. Although TCI Group cannot estimate the potential increase in depreciation nor amortization, it may be significant. TCI Group estimates the average useful life of property and equipment to be approximately 12.5 years. In addition, TCI Group does not believe that there are substantial intangible assets which will require amortization over periods less that 12.5 years. As a result, TCI Group does not believe that any allocation of purchase price to other assets should be expected to result in an amortization period less than 12.5 years. VII Cable has estimated, that for every $100 million allocated to property and equipment or to other assets including identifiable intangibles, and assuming an average life of 12.5 years, depreciation and amortization would increase by $5.5 million per year over such 12.5 year period.

(7) Reflects the estimated aggregate par value of the VII Cable Exchangeable Preferred Stock.

(8)      Represents the elimination of VII Cable's historical equity.

(9) Represents depreciation and amortization of VII Cable's and Cablevision's allocated excess purchase prices based upon weighted average lives of 12-1/2 years for property and equipment for Cablevision and 40 years for franchise costs for VII Cable and 20 years for franchise costs for Cablevision.

(10) Represents assumed interest expense on the $87 million principal amount of the Cablevision Notes, calculated at an assumed interest rate of 10.0% per annum.

(11) Represents additional interest expense on assumed indebtedness of Cablevision. Such additional interest expense was not reflected in the historical financial statements of Cablevision as the related borrowings were not utilized to support the assets acquired by TCI Group. The pro forma adjustment assumes that Cablevision's April 25, 1995 borrowings ($77 million including capital lease obligations) were outstanding since January 1, 1995 and that such borrowings bore interest at 14.5% per annum.

(12) Represents assumed interest expense incurred by TCI Group on the borrowings of $179 million to pay the remaining cash portion of the Cablevision purchase price. Such interest expense was calculated at TCI Group's weighted average interest rate of 8.1% for the year ended December 31, 1995.


                                                                     (continued)

                                  "TCI GROUP"

           Notes to Condensed Pro Forma Combined Financial Statements



(13) Represents assumed additional interest expense (after taking into consideration interest expense reflected in the historical VII Cable operations) incurred by TCI Group on the borrowings of the Loan Proceeds. Solely for the purposes of this presentation, TCI Group has assumed an interest rate of 7.41% and 7.78% for the three months ended March 31, 1996 and for the year ended December 31, 1995, respectively, based upon historical interest rates adjusted for anticipated terms of the Loan Facility.

(14) Reflects an assumed 5.0% cumulative annual dividend on the $626 million of VII Cable Exchangeable Preferred Stock included in minority share of losses of consolidated subsidiaries.

(15) Reflects the estimated income tax effect of the pro forma adjustments. The effective income tax rate on a pro forma basis is adversely affected by the amortization of excess acquisition costs, which are assumed not to be deductible for tax purposes.

(16) Reflects loss per common share based upon 659.3 million weighted average shares. Such amount represents TCI Group's weighted average shares, as disclosed in its March 31, 1996 historical financial statements.

(17) Reflects loss per common share based upon 656.4 million weighted average shares from August 11, 1995 through December 31, 1995. Such amount represents TCI Group's weighted average shares, as disclosed in its December 31, 1995 historical financial statements.